EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.


              -----------------------------------------------------
                         Pursuant to Section 242 of the
                        Delaware General Corporation Law
              -----------------------------------------------------

                  The  undersigned,   being  the  Chief  Executive  Officer  and
Secretary of Global Telecommunication Solutions, Inc., a Delaware corporation ("Corporation"), does hereby certify as follows:

                  FIRST, that the Corporation's Amended and Restated Certificate of Incorporation be amended by striking out Article Fourth and substituting in lieu thereof the following:

                  "FOURTH: The total number of shares of stock which the corporation is authorized to issue is 36,000,000 shares, which are divided into two classes consisting of (i) 35,000,000 shares of common stock, par value $.01 per share ("Common Stock") and (ii) 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock), issuable in series as may be provided from time to time by resolution of the Board of Directors. Effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State ("Effective Date"), each three shares of Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior thereto shall, without any action on the part of the holder thereof, be reclassified and changed into one fully paid and nonassessable share of Common Stock and each holder of record of a certificate for three or more shares of Common Stock as of the close of business on the Effective Date shall be entitled to receive, as soon as practicable, and upon surrender of such certificate, a certificate or certificates representing one share of Common Stock for each three shares of Common Stock represented by the certificate of such holder, with the next higher number of whole shares being issued in lieu of fractional shares."



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                  SECOND,   that   such   amendment   to  the   Certificate   of
Incorporation was duly adopted by the Board of Directors of the Corporation and by the affirmative vote of a majority of the outstanding shares entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned has subscribed this Certificate of Amendment on the 24th day of March, 1997 and does hereby affirm under the penalties of perjury that the statements contained herein are true.


                                                 By:  /s/ Gary J. Wasserson
                                                    -------------------------
                                                        Gary J. Wasserson
                                                     Chief Executive Officer


ATTEST:



  /s/ David S. Tobin
--------------------------
David S. Tobin, Secretary

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